Phunware Reports Full Year 2024 Financial Results

Fortified Balance Sheet of $113.0 Million Enables Company to continue R&D activities in AI-Driven Customer Platform in other Corporate Initiatives

2024 Annual Meeting of Stockholders Scheduled for May 6, 2025

AUSTIN, Texas - March 20, 2025 - Phunware, Inc. (“Phunware” or the “Company”) (NASDAQ: PHUN), a leader in enterprise cloud solutions for mobile applications, today reported financial results for the year ended December 31, 2024.

Financial Highlights

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For the year ended December 31, 2024, net loss from continuing operations was $10.3 million, as compared to $41.9 million in the previous period, while adjusted EBITDA loss improved to $10.3 million for the year ended December 31, 2024, compared to $15.5 million in the previous year period.
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Net cash used in operations was $13.3 million for the year ended December 31, 2024, compared to $18.4 million for the year ended December 31, 2023.
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Fiscal year 2024 software and subscription bookings increased 232% over prior year.
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Cash and cash equivalents as of December 31, 2024 was $113.0 million, as compared to $3.9 million as of December 31, 2023.

Recent Business Highlights

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Stephen Chen, former Chairperson of the Company's Board of Directors, assumed the role of interim CEO of Phunware, following the retirement of Michael Snavely.
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Appointed Quyen Du to the Board of Directors, a 25-year corporate strategy and development executive at Fortune 500 consumer brands to advance the Company’s new strategic growth initiatives.
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Appointment positions Phunware to satisfy Nasdaq Stock Market LLC (“Nasdaq”) continued listing requirements for audit committee service and is a nominee for election to the Company's Board of Directors at the 2024 Annual Shareholders' Meeting which is scheduled for May 6, 2025.
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Appointed Rahul Mewawalla, an existing director of the Company since October 2021, as Chairperson of the Board of Directors, an accomplished public company executive at leading Fortune 500 and Silicon Valley technology companies, bringing growth, turnarounds, and innovation expertise.

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Signed a term sheet, in conjunction with other parties, to acquire a controlling interest in MyCanvass, LLC, a new startup technology company that will focus on providing voter and advocacy engagement software and data analytics tools, including mobile apps.
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Attended industry and investor conferences including IMEX America and the Global Gaming Expo (G2E), the Hospitality Show in San Antonio, Annual ROTH Technology Conference, and LD Micro Main Event XVII.

Management Commentary

"Fiscal year 2024 was highlighted by significant growth in bookings, a strengthened balance sheet, and the commencement of development of our new generative AI-powered software development platform,” said interim CEO Stephen Chen. “Mobile software subscriptions and services and advertising services drove revenues of $3.2 million for the full year of 2024 with gross margins of 46%. Our software bookings increased 232% in 2024, enabled by the effectiveness of our revamped sales team and evolving sales model, which continues to drive a strong pipeline while reducing the length of our sales cycle.

“We closed the year with cash and cash equivalents of $113.0 million, which we are leveraging to strengthen our core business units, explore opportunities for new investments, enhance our operations and right-size our cost structure in service of our strategic vision. We are focused on recruiting seasoned sales, marketing and technology talent to help us get our message out to more customers and to win more deals.

“Recently, we appointed Quyen Du to our Board of Directors. Ms. Du brings 25 years’ experience in strategy and corporate development as an executive at Fortune 500 consumer brands. With the retirement of Michael Snavely as CEO, I was privileged to be appointed as interim CEO, and lead Phunware into new opportunities, including generative and agentic AI, predictive analytics, and cloud-based services, among others.

“Looking ahead, we are planning new features and functionalities to our existing products, including artificial intelligence-related features such as an AI Personal Concierge for hospitality guests and Intelligent Reporting for large real property owners. We expect to launch AI Personal Concierge and our new AI-driven software development platform in mid-2025. As announced last November, we are moving forward with our plans to acquire an interest in MyCanvass, LLC, a SaaS platform command center designed for political campaigns and advocacy organizations. Taken together, we believe that, with our strong reputation in the mobile app development space and our exciting new initiatives, we can build our sales to bring value to our stockholders in the years ahead,” concluded Chen.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest expense (income), income tax expense, depreciation, and further adjusted for non-cash impairment, valuation adjustments and stock-based compensation expense. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides additional information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Year Ended December 31,
(in thousands)	2024	2023
Net loss from continuing operations	$(10,316)	$(41,944)
Add back: Depreciation	16	84
Add back: Interest expense	135	1,733
Less: Interest income	(1,732)	-
Add back: Income tax expense	41	29
EBITDA	(11,856)	(40,098)
Add back: Stock-based compensation	1,656	4,071
Add back: Impairment of digital assets	-	50
Add back/less: (Gain) loss on extinguishment of debt	(535)	237
Add back: Loss on disposal of subsidiary	418	-
Add back: Impairment of goodwill	-	25,819
Less: Fair value adjustment for warrant liabilities	-	(256)
Less: Gain on sale of digital assets, net of impairment	-	(5,310)
Adjusted EBITDA	$(10,317)	$(15,487)

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions with integrated intelligent capabilities. We provide businesses with the tools to create, implement, and manage custom mobile applications, analytics, digital advertising, and location-based services. Phunware is transforming mobile engagement by delivering scalable, personalized, and data-driven mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through the widespread adoption of Phunware mobile technologies, leveraging brands, consumers, partners, digital asset holders, and market participants. Phunware is poised to expand its software products and services audience through a new Generative AI platform which is in development, utilize and monetize its patents and other intellectual property, and renewed focus on development of a digital asset ecosystem for existing holders and new market participants.

For more information on Phunware, please visit www.phunware.com. To better understand and leverage generative AI and Phunware’s mobile app technologies, visit ai.phunware.com.

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” and similar expressions are intended to identify forward-looking statements. For example, Phunware is using forward-looking statements when it discusses the adoption and impact of emerging technologies and their use across mobile engagement platforms.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements involve risks, uncertainties, and other assumptions that may cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC. We undertake no obligation to update any forward-looking statements.

By their nature, forward-looking statements involve risks and uncertainties. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those expressed or implied by these forward-looking statements.

Investor Relations Contact:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

PHUN@mzgroup.us

www.mzgroup.us

Phunware Media Contact:
Joe McGurk, Managing Director
917-259-6895
PHUN@mzgroup.us

Phunware, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2024	2023
Assets:
Current assets:
Cash and cash equivalents	$112,974	$3,934
Accounts receivable, net of allowance for credit losses of $166 and $86 as of December 31, 2024 and 2023, respectively	276	550
Digital currencies	103	75
Prepaid expenses and other current assets	406	374
Current assets of discontinued operation	-	28
Total current assets	113,759	4,961
Non-current assets:
Property and equipment, net	24	40
Right-of-use asset	840	1,451
Other assets	158	276
Total non-current assets	1,022	1,767
Total assets	$114,781	$6,728

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,754	$7,836
Accrued expenses	148	437
Deferred revenue	1,034	1,258
Lease liability	313	629
Current maturities of debt	-	4,936
PhunCoin subscription payable	1,202	1,202
Current liabilities of discontinued operation	-	205
Total current liabilities	6,451	16,503
Deferred revenue	528	651
Lease liability	619	1,031
Total noncurrent liabilities	1,147	1,682
Total liabilities	7,598	18,185
Commitments and contingencies (See Note 10)	-	-
Stockholders' equity (deficit)
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 20,166,665 shares issued and 20,156,535 shares outstanding as of December 31, 2024; and 3,861,578 shares issued and 3,851,448 shares outstanding as of December 31, 2023	2	-
Treasury Stock	(502)	(502)
Additional paid-in capital	421,003	292,467
Accumulated other comprehensive loss	—	(418)
Accumulated deficit	(313,320)	(303,004)
Total stockholders' equity (deficit)	107,183	(11,457)
Total liabilities and stockholders' equity (deficit)	$114,781	$6,728

Phunware, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share information)

	Year Ended
	December 31,
	2024	2023

Net revenues	$3,189	$4,832
Cost of revenues	1,735	3,146
Gross profit	1,454	1,686
Operating expenses:
Sales and marketing	2,605	3,329
General and administrative	10,473	13,780
Research and development	2,265	4,449
Impairment of goodwill	-	25,819
Total operating expenses	15,343	47,377
Operating loss	(13,889)	(45,691)
Other income (expense):
Interest expense	(135)	(1,733)
Interest income	1,732	-
Gain (loss) on extinguishment of debt	535	(237)
Gain on sale of digital currencies	-	5,310
Other income, net	1,482	436
Total other income	3,614	3,776
Loss before taxes	(10,275)	(41,915)
Income tax expense	(41)	(29)
Net loss from continuing operations	(10,316)	(41,944)
Net loss from discontinued operation	-	(10,841)
Net loss	(10,316)	(52,785)
Cumulative translation adjustment	-	54
Comprehensive loss	$(10,316)	$(52,731)
Net loss from continuing operations per share, basic and diluted	$(0.94)	$(17.62)
Net loss from discontinued operations per share, basic and diluted	$-	$(4.56)
Weighted-average shares used to compute net loss per share, basic & diluted	10,972,163	2,379,972

Phunware, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended
	December 31,
	2024	2023
Operating activities
Net loss	$(10,316)	$(52,785)
Net loss from discontinued operation	-	(10,841)
Net loss from continuing operations	(10,316)	(41,944)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of digital assets	-	(5,310)
(Gain) loss on extinguishment of debt	(535)	237
Non-cash writeoff of accounts payable	(1,403)	-
Impairment of goodwill	-	25,819
Stock-based compensation	1,656	4,071
Other adjustments	1,219	2,046
Changes in operating assets and liabilities:
Accounts receivable	130	235
Prepaid expenses and other assets	86	283
Accounts payable and accrued expenses	(2,933)	(688)
Lease liability payments	(682)	(959)
Deferred revenue	(347)	(896)
Net cash used in operating activities from continued operations	(13,125)	(17,106)
Net cash used in operating activities from discontinued operations	(177)	(1,329)
Net cash used in operating activities	(13,302)	(18,435)
Investing activities
Proceeds received from sale of digital currencies	-	15,390
Net cash provided by investing activities - continuing operations	-	15,390
Net cash used in investing activities - discontinued operation	-	(8)
Net cash provided by investing activities	-	15,382
Financing activities
Payments on borrowings	-	(5,057)
Proceeds from sales of common stock, net of issuance costs	122,342	10,476
Proceeds from exercise of options to purchase common stock	-	58
Payments on stock repurchases	-	(502)
Net cash provided by financing activities	122,342	4,975

Effect of exchange rate on cash	-	57
Net increase in cash and cash equivalents	109,040	1,979
Cash and cash equivalents at the beginning of the period	3,934	1,955
Cash and cash equivalents at the end of the period	$112,974	$3,934

Supplemental disclosure of cash flow information
Interest paid	$31	$1,215
Income taxes paid	$14	$-
Supplemental disclosures of non-cash financing activities:
Issuance of common stock upon conversion of the 2022 Promissory Note	$-	$1,800
Issuance of common stock for payment of bonuses and consulting fees	$35	$434
Non-cash exchange of digital assets	$-	$557
Issuance of common stock under the 2018 Employee Stock Purchase Plan, previously accrued	$-	$48